                                 Exhibit 23


































                                   EXH 23

KPMG PEAT MARWICK LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308







                       INDEPENDENT AUDITORS' CONSENT



The Shareholders and The Board of Directors
AFLAC Incorporated


We consent to incorporation by reference in Registration Statement Nos. 33-64535 and 333-16533 on Form S-3, and 33-41552, 33-44720, 33-53737,
333-01243 and 333-27883 on Form S-8 of AFLAC Incorporated of our report dated January 29, 1998, relating to the consolidated balance sheets of AFLAC Incorporated and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, shareholders' equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 annual report to shareholders and is incorporated by reference in the December 31, 1997, annual report on Form 10-K of AFLAC Incorporated.




                                         KPMG PEAT MARWICK LLP




Atlanta, Georgia
March 26, 1998















                                   EXH 23-1